Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CAVIUM NETWORKS, INC.
     Syed Ali hereby certifies that:
     Cavium Networks, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
     First: The name of the Corporation is Cavium Networks, Inc.
     Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is June 22, 2006.
     Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Corporation’s Certificate of Incorporation as follows:
ARTICLE I
          The name of this corporation is Cavium Networks, Inc.
ARTICLE II
          The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.
ARTICLE III
          The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
ARTICLE IV
     A.     Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 63,900,215 shares, of which 40,965,057 shares shall be Common Stock and 22,935,158 shares shall be Preferred Stock.

     B.      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of at least two thirds of the outstanding stock of the Corporation (voting together on an as-if-converted basis), irrespective of Section 242(b)(2) of the DGCL.
     C.      Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 4,349,995 shares (the “Series A Preferred Stock”), the Series B Preferred Stock, which series shall consist of 7,612,431 shares (the “Series B Preferred Stock”), the Series C Preferred Stock, which series shall consist of 6,206,897 shares (the “Series C Preferred Stock”), and the Series D Preferred Stock, which series shall consist of 4,765,835 shares (the “Series D Preferred Stock”), are as set forth below in this Article IV(C).
                  1.      Stock Split. Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware:
                            (a)      Every two shares of the Common Stock that are then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into one share of Common Stock, $0.001 par value, of the Corporation. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
                            (b)      Every two shares of the Series A Preferred Stock that are then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into one share of Series A Preferred Stock, $0.001 par value, of the Corporation. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series A Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
                            (c)      Every two shares of the Series B Preferred Stock that are then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into one share of Series B Preferred Stock, $0.001 par value, of the Corporation. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
                            (d)      Every two shares of the Series C Preferred Stock that are then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into one share of Series C Preferred Stock, $0.001 par value, of the Corporation. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series C Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
                            (e)      Every two shares of the Series D Preferred Stock that are then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into one share of Series D Preferred Stock, $0.001 par value, of the Corporation. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series D Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
                  2.      Dividend Provisions.
                            (a)      The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of 8% of the Original Series A Issue Price, Original Series B Issue Price, Original Series C Issue Price and Original Series D Issue Price, respectively, (each as defined in Section C(3)(a) hereof) per share per annum, payable when, as and if declared by the Board of Directors of this Corporation as appropriately adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (each a “Recapitalization”). Such dividends shall not be cumulative. No dividend shall be paid on the Common Stock at a rate greater than the rate paid on any series of Preferred Stock (based on the number of shares into which Preferred Stock is convertible on the date the dividend is declared). Any partial payment shall be made ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the payment each such holder would receive if the full amount of such dividends were paid.
                            (b)      After payment of any dividends pursuant to Section C(2)(a), any additional dividends shall be distributed among all holders of Common Stock.
                  3.      Liquidation Preference.
                            (a)      In the event of any liquidation, dissolution, winding up or Change of Control (as hereinafter defined) of this Corporation, either voluntary or involuntary (each, an “Exit”), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any other distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A Preferred Stock, an amount per share equal to the sum of (A) $1.80 (the “Original Series A Issue Price”) for each outstanding share of Series A Preferred Stock (as adjusted for Recapitalizations) and (B) an amount equal to all declared but unpaid dividends on such share (as adjusted for Recapitalizations), (ii) for the

Series B Preferred Stock, an amount per share equal to the sum of (A) $2.10 (the “Original Series B Issue Price”) for each outstanding share of Series B Preferred Stock (as adjusted for Recapitalizations) and (B) an amount equal to all declared but unpaid dividends on such share (as adjusted for Recapitalizations), (iii) for the Series C Preferred Stock, an amount per share equal to the sum of (A) $2.90 (the “Original Series C Issue Price”) for each outstanding share of Series C Preferred Stock (as adjusted for Recapitalizations) and (B) an amount equal to all declared but unpaid dividends on such share (as adjusted for Recapitalizations), and (iv) for the Series D Preferred Stock, an amount per share equal to the sum of (A) $6.5776 (the “Original Series D Issue Price”) for each outstanding share of Series D Preferred Stock (as adjusted for Recapitalizations) and (B) an amount equal to all declared but unpaid dividends on such share (as adjusted for Recapitalizations). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution to the stockholders shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section C(3)(a).
                            (b)      Upon completion of the distribution required by Section C(3)(a), all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (on an as-if converted to Common Stock basis); provided, however, that the holders of Series A Preferred Stock shall not be entitled to further participate in any distribution of the remaining assets of the Corporation pursuant to this Section C(3)(b) following receipt by such holders of Series A Preferred Stock of aggregate distributions pursuant to this Section C(3) equal to $3.60 per share (as adjusted for Recapitalizations); provided further, that the holders of Series B Preferred Stock shall not be entitled to further participate in any distribution of the remaining assets of the Corporation pursuant to this Section C(3)(b) following receipt by such holders of Series B Preferred Stock of aggregate distributions pursuant to this Section C(3) equal to $4.20 per share (as adjusted for Recapitalizations); provided further, that the holders of Series C Preferred Stock shall not be entitled to further participate in any distribution of the remaining assets of the Corporation pursuant to this Section C(3)(b) following receipt by such holders of Series C Preferred Stock of aggregate distributions pursuant to this Section C(3) equal to $5.80 per share (as adjusted for Recapitalizations); and provided further, that the holders of Series D Preferred Stock shall not be entitled to further participate in any distribution of the remaining assets of the Corporation pursuant to this Section C(3)(b) following receipt by such holders of Series D Preferred Stock of aggregate distributions pursuant to this Section C(3) equal to $13.1552 per share (as adjusted for Recapitalizations).
                            (c)      (i)      For purposes of this Section 3, a “Change of Control” shall mean (A) any sale, transfer, exclusive licensing or other disposition of all or substantially all of the assets of the Corporation (determined by value) in any single transaction or series of related transactions (each an “Asset Transfer”), (B) any merger, reorganization or consolidation of the Corporation with or into, or acquisition of this Corporation by, any other entity (excluding any merger effected exclusively for the purpose of changing the domicile of this Corporation) or any series of related mergers, reorganizations, consolidations or acquisitions after which, the stockholders of the Corporation immediately prior to such transaction(s) fail to own more than a majority of the voting power (determined on an as-converted to Common Stock basis) of the surviving person (each, an “Acquisition”), or (C) any sale in any single transaction or series of related transactions by the stockholders of the Corporation of an aggregate of fifty percent (50%) or more of the capital stock (determined by voting power on an as-converted to Common Stock basis) of the Corporation owned by such stockholders in the aggregate immediately prior to such sale or sales. For purposes of this Section 3, a Change of Control shall not be deemed to be occasioned by, or to include, an Acquisition or Asset Transfer if the Corporation’s stockholders of record as constituted immediately prior to such Acquisition or Asset Transfer will, immediately after such Acquisition or Asset Transfer (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold more than 50% of the voting power of the surviving or acquiring entity (determined by voting power on an as-converted to Common Stock basis).
                                      (ii)      In any Exit, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
                                                (A)      Securities not subject to investment letter or other similar restrictions on free marketability:
                                                (1)      If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;
                                                (2)      If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and
                                                (3)      If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of this Corporation.
                                                (B)      The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of this Corporation.
                                      (iii)      In the event the requirements of this subsection 3(c) are not complied with, this Corporation shall forthwith either:

                                                (A)      cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or
                                                (B)      cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.
                                      (iv)      The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock.
                  4.      Conversion. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
                            (a)      Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for each such series of Preferred Stock by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for each such series of Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).
                            (b)      Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) except as provided in subsection 4(c), the closing of the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities

Act of 1933, as amended, at a public offering price per share (before deduction of underwriters’ discounts and qualifications) of not less than $13.1552 (as adjusted for Recapitalizations) with gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) of not less than $40,000,000 in the aggregate (a “Qualified Public Offering”) or (ii) the date specified by written consent or agreement of the holders of at least a majority in interest of the then outstanding shares of Preferred Stock voting together as a single class.
                            (c)      Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
                            (d)      Conversion Price Adjustments of Preferred Stock. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:
                                           (i)     (A) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock were first issued (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such particular series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock (other than as provided in Section C(4)(d)(iii), Section C(4)(e), or Section C(4)(f) below), the Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section C(4)(d)(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Section C(4)(d)(i)(E) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Section C(4)(d)(i)(E) immediately prior to such issuance plus the number of shares of such Additional Stock.
                                                     (B)      No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one hundredth of one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections C(4)(d)(i)(E)(3) and C(4)(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section C(4)(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
                                                     (C)      In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
                                                     (D)      In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.
                                                     (E)      In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section C(4)(d)(i) and Section C(4)(d)(ii):
                                                     (1)      The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections C(4)(d)(i)(C) and C(4)(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
                                                     (2)      The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections C(4)(d)(i)(C) and C(4)(d)(i)(D)).
                                                     (3)      In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
                                                     (4)      Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
                                                     (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections C(4)(d)(i)(E)(1) and C(4)(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section C(4)(d)(i)(E)(3) or C(4)(d)(i)(E)(4).
                                           (ii)      “Additional Stock” shall mean any shares of Common Stock other than:
                                                     (A)      shares of Common Stock issuable or issued to employees, directors or consultants of the Corporation directly or pursuant to a stock option plan or restricted stock plan or agreement as approved by the Board of Directors of the Corporation so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment or other provision of services to the Corporation and not subject to options that expire unexercised) does not exceed 10,100,000 (as adjusted for Recapitalizations);
                                                     (B)      shares of Common Stock issuable or issued to consultants, vendors or customers of the Corporation so long as the total number of shares of Common Stock so issued (or deemed to have been issued pursuant to Section C(4)(d)(i)(E)) or issuable (and not repurchased at cost by the Corporation in connection with the termination of provision of services to the Corporation and not subject to warrants or other securities that expire unexercised), in each case after the applicable Purchase Date, does not exceed 375,000 shares (as adjusted for Recapitalizations), provided such issuances are for other than primarily equity financing purposes;
                                                     (C)      shares of Common Stock issued (or deemed to have been issued pursuant to Section C(4)(d)(i)(E)) or issuable (I) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be automatically converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;
                                                     (D)      shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section C(4)(d)(ii);
                                                     (E)      shares of Common Stock issuable or issued to financial institutions or lessors upon exercise of warrants or other securities or rights pursuant to equipment financings or credit arrangements approved by the Board of Directors so long as the total number of shares of Common Stock so issued (or deemed to have been issued pursuant to Section C(4)(d)(i)(E)) or issuable (and not repurchased at cost by the Corporation in connection with the termination of provision of services to the Corporation and not subject to warrants or other securities that expire unexercised) does not exceed 375,000 shares (as adjusted for Recapitalizations);
                                                     (F)      shares of Common Stock issued or issuable to persons or entities in connection with research, development or marketing agreements with a collaborative partner, provided such issuances are for other than primarily equity financing purposes and have been approved by the Board of Directors of the Corporation and so long as the total number of shares of Common Stock so issued (or deemed to have been issued pursuant to Section C(4)(d)(i)(E)) or issuable (and not repurchased at cost by the Corporation in connection with the termination of provision of services to the Corporation and not subject to warrants or other securities that expire unexercised), in each case after the applicable Purchase Date, does not exceed 375,000 shares (as adjusted for Recapitalizations); or
                                                     (G)      shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Corporation by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or sale of assets).
                                           (iii)      In the event the Corporation should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the

Conversion Prices of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.
                                           (iv)      If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
                                 (e)      Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this subsection 4(e), the holders of each series of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of such series of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.
                                 (f)      Recapitalizations. If at any time or from time to time, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by Recapitalization, reclassification or otherwise (other than an Asset Transfer, Acquisition, subdivision or combination provided for elsewhere in Section 3 or this Section 4), provision shall be made so that the holders of each series of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, reclassification or other change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of each series of Preferred Stock after the Recapitalization to the end that the provisions of this Section 4 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of each such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
                                 (g)      No Fractional Shares and Certificate as to Adjustments.
                                           (i)      No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                           (ii)      Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.
                                 (h)      Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of record of Preferred Stock (as of the close of business on the business day preceding the day on which notice is given), at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
                                 (i)      Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to promptly obtain the requisite stockholder approval of any necessary amendment to this certificate.
                                 (j)      Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail or with a national overnight service, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.
                  5.      Redemption.
                            (a)      The Corporation shall be obligated to redeem the Preferred Stock as follows: Within ninety (90) days after the receipt by this Corporation of a written request (the “Redemption Request”) from the holders of not less than a majority in interest of the then outstanding shares of Preferred Stock (determined on an as-converted to Common Stock basis)

that all shares of Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing amounts of such shares to be redeemed on the applicable Redemption Date (as defined below) beginning not prior to June 18, 2008, this Corporation shall, to the extent it may lawfully do so, redeem all of such outstanding shares of Preferred Stock by paying in cash in three equal annual installments to the holders in a manner approved by the Board of Directors on the ninetieth (90th) day after receipt by this Corporation of the Redemption Request, the first anniversary of the first Redemption Date, and the second anniversary of the first Redemption Date, respectively (each a “Redemption Date”), in exchange for the shares of Preferred Stock to be redeemed a sum equal to the Original Series A Issue Price for each share of Series A Preferred Stock, the Original Series B Issue Price for each share of Series B Preferred Stock, the Original Series C Issue Price for each share of Series C Preferred Stock and the Original Series D Issue Price for each share of Series D Preferred Stock, as applicable, (as adjusted for Recapitalizations) plus all declared but unpaid dividends on such shares (the “Redemption Price”).
                            (b)      At least fifteen (15) but no more than thirty (30) days prior to a Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock to be redeemed under this Section (5), at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed on such Redemption Date (the “Redemption Notice”). Except as provided in Section (5), on or after a Redemption Date, each holder of Preferred Stock to be redeemed on such Redemption Date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. No transfers of Preferred Stock shall be permitted during the five (5) day period prior to and including any Redemption Date, and this Corporation shall not recognize any such prohibited transfer on its books and records.
                            (c)      From and after the Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this Corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of such shares of Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of Preferred Stock such that each holder of a share of Preferred Stock receives the same percentage of the applicable Redemption Price for each share of Preferred Stock. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Preferred Stock, the Corporation shall promptly give notice of such fact to the holders of record of Preferred Stock (as of the close of business on the business day preceding the day on which notice is given) such funds will immediately be used to redeem the balance of the shares that this Corporation has become obligated to redeem on the Redemption Date but that it has not redeemed.
                  6.      Voting Rights.
                            (a)      General. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote except with respect to the director to be elected by the holders of the Common Stock pursuant to Section 6(b)(iv) which shall be elected by the holders of the Common Stock voting as a separate class and except as otherwise provided by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to be nearest whole number (with one-half being rounded upward).
                            (b)      Voting for Election of Directors.
                                           (i)      The holders of shares of Series A Preferred Stock shall be entitled, voting separately as a single class, to elect one (1) director of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;
                                           (ii)      The holders of shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled, voting together as a single class, to elect one (1) director of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;
                                           (iii)      So long as 500,000 shares of Series D Preferred Stock remain outstanding (as adjusted for Recapitalizations), the holders of shares of Series D Preferred Stock shall be entitled, voting separately as a single class, to elect one (1) director of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation or death of such director;

                                          (iv)      The holders of shares of Common Stock shall be entitled, to elect one (1) director of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and
                                           (v)      The holders of shares of Common Stock and Preferred Stock shall be entitled, voting together in accordance with Section 6(a) hereof, to elect the remaining directors of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and remove from office such directors and to fill any vacancy caused by the resignation or death of such directors.
                                 (c)      Cumulative Voting. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the California General Corporation Law (“CGCL”). During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
                                 (d)      Removal. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote for such director or directors; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.
                  7.      Protective Provisions.
                            (a)      So long as 9,000,000 shares of Preferred Stock are outstanding (as adjusted for Recapitalizations), and so long as this Corporation is not required to file periodic reports pursuant to Section 12(g) or 15(d) of the Securities Exchange Act of 1934, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority in interest of the then outstanding shares of

Preferred Stock voting together as a single class with voting power determined as provided in Section C(6):
                                           (i)      amend, add to, repeal or waive provisions of the Corporation’s Certificate of Incorporation or Bylaws so as to affect adversely shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;
                                           (ii)      authorize, create, issue, subdivide, reclassify or change any equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; provided that the foregoing will not prohibit the Corporation from issuing Common Stock or warrants or options for Common Stock;
                                           (iii)      agree to, consummate, effect, approve, authorize or permit an Asset Transfer or Acquisition;
                                           (iv)      liquidate or dissolve the Corporation;
                                           (v)      vote in favor of issuance of any securities by its subsidiaries (if any);
                                           (vi)      change the total number shares of Preferred Stock and Common Stock authorized to be issued by the Corporation, other than by a Recapitalization;
                                           (vii)      redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock at a price no greater than their original issue price by the Corporation from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or other provision of services to the Corporation or (B) the redemption of any share or shares of Preferred Stock in accordance with Section C(5);
                                           (viii)      change the size of the Board of Directors of the Corporation; or
                                           (ix)      agree to, or consummate, an initial public offering of the Corporation under the Securities Act of 1933, as amended (or any similar laws of any other country), or any other transaction in which the Corporation becomes a reporting Corporation under the Securities Exchange Act of 1934, as amended (or any similar laws of any other country).

                                 (b)      So long as 9,000,000 shares of Preferred Stock are outstanding (as adjusted for Recapitalizations), this Corporation shall not without first obtaining the approval of a majority of its Board of Directors:
                                           (i)      incur any indebtedness for borrowed money or issue any bonds, notes or other obligations, other than customary working capital lines and capitalized leases entered into in the ordinary course of business in an aggregate amount not in excess of $1,000,000;
                                           (ii)      declare or pay dividends on the Common Stock or Preferred Stock of the Corporation (other than a dividend payable solely in shares of Common Stock);
                                           (iii)      approve any operating or capital budget, or make any capital expenditures not in the approved capital budget above $100,000 in the aggregate;
                                           (iv)      enter into any material transaction with an officer, director or stockholder of the Corporation, except for customary employment arrangements and benefit programs on reasonable terms, transactions in the ordinary course of business or transactions for capital raising purposes, subject to the additional requirements of Section 144 of the DGCL;
                                           (v)      materially alter or change the business of the Corporation or any subsidiary of the Corporation, or enter into any new material line of business or permit any subsidiary of the Corporation to enter into any new material line of business;
                                           (vi)      issue options to any directors or executive officers, increase the number of shares reserved for issuance to employees, consultants or directors beyond the number authorized in the Corporation’s stock option plan or restricted stock plan in effect on the date hereof; or adopt or alter any equity or other incentive or bonus plan for directors, officers or employees of the Corporation subject to the additional requirements of Section 144 of the DGCL;
                                           (vii)      elect or hire any executive officers of the Corporation;
                                           (viii)      change auditors of the Corporation or any subsidiary of the Corporation or effect a material change in accounting practices;
                                           (ix)      purchase any capital stock or other interest in, or any material portion of the assets of, any other company, limited liability company, partnership or other entity or person; or
                                           (x)      sell, license or otherwise transfer (i) any of its material intellectual property other than in the ordinary course of business, consistent with past practice or (ii) any material assets of the Corporation or any subsidiary other than in the ordinary course of business consistent with past practice.

                                 (c)      So long as 9,000,000 shares of Preferred Stock are outstanding (as adjusted for Recapitalizations) this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority in interest of the then outstanding shares of Series A Preferred Stock voting separately as a single class, Series B Preferred Stock voting separately as a single class, Series C Preferred Stock voting separately as a single class, and Series D Preferred Stock voting separately as a single class, with voting power determined as provided in Section (C)(6), amend the Corporation’s Certificate of Incorporation or bylaws or the certificate of incorporation or bylaws (or similar documents) of any subsidiary so as to adversely alter or change the rights, preferences or privileges of such series of Preferred Stock in a manner different than the other series of Preferred Stock, other than with respect to the price of any new series of Preferred Stock.
                  8.      Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.
                  9.      Repurchase of Shares. In connection with repurchases by this Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.
                  10.      No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment. This provision shall not restrict the Corporation’s right to amend its Certificate of Incorporation with the requisite stockholder consent.
D.      Common Stock.
          1.      Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
          2.      Liquidation Rights. Upon an Exit, the assets of the Corporation shall be distributed as provided in Section 3 of Division (C) of this Article IV hereof.
          3.      Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V
     A.      The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the DGCL, as amended.
     B.      The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the Corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.
     C.      Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.
ARTICLE VI
     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A.      The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Certificate of Incorporation.
     B.      The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
     C.      The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
     Fourth: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

     Fifth: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the Board of Directors and the stockholders of the Corporation. This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

     In Witness Whereof, Cavium Networks, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer in Mountain View, California this 12th day of April, 2007.

/s/ Syed Ali
Syed Ali
President and Chief Executive Officer